UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street, Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 792-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

2006 Cash Incentive Plan

On August 24, 2005, the Committee on Executive Compensation (the “Compensation Committee”) of Alliance One International, Inc. (“Alliance One”) adopted the 2006 Cash Incentive Plan for executive officers and certain other key employees of Alliance One and its subsidiaries. The 2006 Cash Incentive Plan is not set forth in any written agreement.

The 2006 Cash Incentive Plan is designed to reward each participant based on Alliance One’s financial performance together with such participant’s achievement of key performance metrics over a one-year performance period. The 2006 Cash Incentive Plan provides for an annual cash incentive payment based upon Alliance One’s attainment of annual financial performance targets as well as subjective factors related to the individual participant’s employment performance. The Compensation Committee reviewed the annual financial targets for the 2006 Cash Incentive Plan as part of its review and approval of the plan.

Individual payouts under the 2006 Cash Incentive Plan are based 70% on achievement of consolidated pre-tax earnings and 30% on achievement of key performance objectives applicable to each individual. Potential threshold payouts range from a high of approximately 20% of base salary to a low of approximately 4% of base salary. Potential target payouts range from a high of approximately 75% of base salary to a low of approximately 15% of base salary. Potential maximum payouts range from 30% to 150% of base salary.

Equity Based Awards

On August 24, 2005, the Compensation Committee also approved Restricted Share and Option awards for 2006. Grants of Restricted Shares cliff vest three years from the date of grant, but are subject to an additional holding period expiring on the earlier of seven years from the date of vesting, termination of employment or age 60. Option grants vest ratably over a 4 year period. The exercise price for the options is $3.96 per share, which is the closing price per share of Alliance One common stock on the NYSE on the third business day after the date of the Committee’s award determination.

The following Restricted Shares and Option were granted to Executive Officers of Alliance One:

	Options	Restricted Shares
Harker, Brian J.	70,000	70,000
Harrison, Robert E.	70,000	70,000
Cooley, James A.	30,000	20,000
Green, H. Peyton	20,000	10,000
McDaniel, Michael K.	15,000	7,500
Babb Jr., Henry C.	15,000	7,500
Daniels, Steven B.	25,000	15,000
Pappas, William D.	15,000	7,500

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Special Long Term Incentive Plan

In connection with execution of the merger agreement between DIMON Incorporated (predecessor to Alliance One) and Standard Commercial Corporation on November 7, 2004, the Compensation Committee of DIMON designed a Special Long Term Incentive Plan for Brian H. Harker, Chairman and Chief Executive Officers, and Robert E. Harrison, President and Chief Operating Officer, which plan appeared as an exhibit to each officer’s employment agreement. The Special Long Term Incentive Plan was designed to reward the executives for achievement of certain financial performance by Alliance One during the first two years after closing of the merger, and contemplated that the Compensation Committee may extend the Special Long Term Incentive Plan to other executive officers and key employees of Alliance One after the merger closes.

The Special Long Term Incentive Plan is not reflected in a written agreement (other than the employment agreements of Mr. Harker and Mr. Harrison), but can be summarized as follows:

Objective

•	Establish a significant special incentive opportunity for achieving targeted cumulative earnings per share and specific projected savings over initial two-year period following completion of the merger

Rationale

•	Encourage executives to work together to post the desired transaction results

•	Rewards for achieving cumulative EPS and savings targets which should be reflected in increased shareholder value

•	Rewards aligned with long-term transaction objectives vs. a “getting the deal done” bonus

Participants

•	Chairman of the Board/Chief Executive Officer and President/Chief Operating Officer

•	Others selected by CEO and President, and approved by Compensation Committee

Measurement/Objective

•	Goal of two-year (4/1/05 - 3/31/07) cumulative earnings per share and total cash cost reduction targets, specifically targeted as a resulting benefit of the transaction

•	75% of the incentive payout is based on cumulative EPS

•	25% of the incentive payout is based on cumulative cost reductions

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Awards/Payout

•	COB/CEO and President/COO each eligible to receive a cash award of up to $1,100,000 for achieving cumulative targeted results in the performance period (fiscal years 2006 and 2007)

•	Achieving maximum cumulative EPS target over the period earns a cash bonus of $825,000

•	Achievement of a minimum cumulative EPS target (70% of maximum) results in minimum payout of $200,000; scaled payouts between minimum achievement level and target

•	Achieving maximum targeted cash cost reduction synergies earns a cash bonus of $275,000

•	Achievement minimum cost savings (75% of maximum) results in minimum payout of $100,000; scaled payouts between minimum and target

On August 24, 2005, as contemplated in the original adoption of the plan, the Compensation Committee determined to extend the Special Long Term Incentive Plan to the following Executive Officers and key employees of Alliance One

•	James A. Cooley, Executive Vice President and Chief Financial Officer;

•	Steven B. Daniels, Executive Vice President - Operations;

•	H. Peyton Green III, Executive Vice President - Sales;

•	Henry C. Babb, Senior Vice President - Chief Legal Officer and Secretary;

•	Michael K. McDaniel, Senior Vice President - Human Resources;

•	William D. Pappas, Senior Vice President - Chief Information Officer; and

•	other Senior Vice Presidents and Regional Directors of Alliance One and its subsidiaries.

The total maximum payout to all participants (including the CEO and COO) in the plan assuming all maximum targets are met is $7.0 million. If 70% of the EPS target and 75% of the cost savings target are not met, there will be no payout under the Special Long Term Incentive Plan.

Note: In disclosing the performance targets of the 2006 Cash Incentive Plan and Special Long Term Incentive Plan, Alliance One is taking into consideration the position of the Staff of the Division of Corporate Finance of the Securities and Exchange Commission expressed in Question 13 of the Frequently Asked Questions of the New Form 8-K Items dated November 23, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: August 31, 2005	By:	/s/ James A. Cooley
James A. Cooley
Executive Vice President - Chief Financial Officer

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